EXHIBIT 10.9




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                               ROYALTY AGREEMENT

         THIS AGREEMENT is made and entered into this 1st day of September, 1996 by and between JAMES WESTER, CONSULTANT, hereinafter referred to as "Wester", and INFORMATION ANALYSIS, INC., having its principal office at 2222 Gallows Road, Suite 300, Dunn Loring, Virginia 22027, hereinafter referred to as "IAI".

                              W I T N E S S E T H:

         WHEREAS, Wester desires to have the right to participate in the business of licensing the CAST product (as described in Paragraph 1) to end users; and,

         WHEREAS, IAI is agreeable to such participation by Wester in the licensing of the CAST product in consideration of Wester providing funds for the payment of expenses and costs relating to the CAST product business activity, all as set forth under the terms herein stated;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration received and to be received, Wester and IAI agree as follows:

         1. Applicability and Term of Agreement - The parties agree that the terms and conditions of this Agreement shall apply to the provision of computer software programs (CAST) and the services pertaining thereto which are provided to end users. The term of this Agreement shall commence as of the date hereof and shall continue in effect thereafter unless terminated by mutual consent of the parties.

         2. Expense Sharing - Wester hereby agrees to provide funds to IAI at such time or times as agreed to between the parties, such

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funds to  represent  Wester's  share of  expenses of the CAST  product  business activity. IAI shall invoice Wester for said share of expenses on a monthly basis, providing reasonable itemization of the expenses and such supporting documentation as Wester may request. Unless otherwise agreed to by the parties, Wester's share of such expenses shall not exceed $300,000 in the aggregate.

         3. Royalty Sharing - In consideration of the funds to be provided by Wester for expense sharing, Wester shall be entitled to receive royalties from IAI based upon 20% of license revenue received for the CAST product, not to exceed in the aggregate, however, 150% of the funds provided by Wester to IAI under Paragraph 2 above. IAI will provide a monthly report to Wester of license revenue received for the CAST product, accompanied by a check for the royalty due to Wester with respect to the license revenue included on said report.

         4. Entire Agreement - This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties should be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in any modification thereof which is expressed in any amendment to this Agreement that is executed by both parties.

         5. Binding Effect - The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.


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         IN WITNESS WHEREOF, the parties have executed this Royalty Agreement relating to the CAST product on the day and year first above written, effective as of September 1, 1996.


                                         /s/ James Wester
                                         -----------------------------------
                                         JAMES WESTER, CONSULTANT


                                         INFORMATION ANALYSIS, INC.


                                         BY: /s/ Sandor Rosenberg, President
                                            --------------------------------
                                                                   Title



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